Exhibit 10.3

SPONSOR INTEREST PURCHASE AGREEMENT

THIS SPONSOR INTEREST PURCHASE AGREEMENT, dated August 30, 2024 (this “Agreement”), is entered into by and between Denali Capital Global Investments LLC, a Cayman Islands limited liability company (the “Sponsor”), and Scilex Holding Company, a Delaware corporation (the “Purchaser”).

RECITALS:

WHEREAS, the Sponsor owns 1,932,500 shares of Class B ordinary shares, par value $0.0001 per share (each, a “Class B Share”), of Denali Capital Acquisition Corp., a Cayman Islands exempted company (“SPAC”), each of which will, in accordance with that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among SPAC, Denali SPAC Merger Sub, Inc., and Semnur Pharmaceuticals Inc., a Delaware corporation, and at the effective time of the Domestication (as defined in the Merger Agreement) convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of SPAC;

WHEREAS, the Purchaser wishes to purchase from the Sponsor, and the Sponsor wishes to sell to the Purchaser, at the Purchase Price (as defined below), 500,000 Class B Shares (the “Purchased Interests”); and

WHEREAS, the terms of the Purchased Interests are set forth in the governing documents of SPAC and the Merger Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Sponsor shall sell to the Purchaser, and the Purchaser shall purchase from the Sponsor, the Purchased Interests, free and clear of all liens, claims and encumbrances of any kind, together with all rights attaching to them. The aggregate consideration for the purchase and sale of the Purchased Interests is a follows: (a) $2,000,000 (the “Cash Consideration”), and (b) 300,000 shares of common stock, par value $0.0001 per share, of the Purchaser (such shares, the “Scilex Shares” and together with the Cash Consideration, the “Purchase Price”).

A. The Purchase Price shall be paid as follows:

(i) On the date hereof (the “First Closing Date”), the Purchaser shall pay the Cash Consideration by wire transfer of immediately available funds to the account set forth on Schedule 1 hereto, and the Sponsor shall deliver, or cause the SPAC’s transfer agent to deliver, to the Purchaser the Purchased Interests in book entry form promptly following receipt of such Cash Consideration and in any event not later than one business day after the date hereof.

(ii) Contingent upon and following the occurrence of the Effective Time (as defined in the Merger Agreement) (and in any event not later than one business day after the date thereof) (the “Second Closing Date” and together with the First Closing Date, each a “Closing Date”), the Purchaser shall issue the Scilex Shares to the Sponsor in book entry form on the books and records of the Purchaser’s transfer agent.

B. The Scilex Shares shall bear the following or any similar legend:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (A) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (B) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (C) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED;” and

(ii) if required by the authorities of any state in connection with the issuance or sale of the Scilex Shares, the legend required by such state authority.

Section 2. Representations and Warranties of the Sponsor. As a material inducement to the Purchaser to enter into this Agreement and purchase the Purchased Interests, the Sponsor hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A.   Incorporation and Corporate Power. The Sponsor is a Cayman Islands limited liability company duly formed, validly existing and in good standing under the laws of the Cayman Islands, and is qualified to do business in every jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Sponsor. The Sponsor possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the sale of the Purchased Interests have been duly authorized by the Sponsor as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)   The execution and delivery by the Sponsor of this Agreement, the sale of the Purchased Interests and the fulfillment of and compliance with the respective terms hereof and thereof by the Sponsor, do not and will not as of any Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the SPAC’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, under or pursuant to the certificate of formation of the Sponsor (in effect on the date hereof), or any material law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject, except for any filings required after the date hereof under federal or state securities laws.

D. Valid Issuance; Title to Securities. The Purchased Interests have been duly authorized, validly issued and are fully paid and non-assessable. The Sponsor has the sole voting power and sole power of disposition with respect to all of the Purchased Interests held by such Sponsor with no limitations, qualifications or restrictions on such rights and powers. The Purchased Interests owned by the Sponsor will be transferred to the Purchaser pursuant to this Agreement free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions under (i) the Securities Subscription Agreement, dated as of February 3, 2022, by and between SPAC and the Sponsor and under the other agreements contemplated thereby (including that certain Letter Agreement between SPAC, Sponsor and each director and executive officer of SPAC dated as of April 6, 2022 (the “Letter Agreement”)), as described in the Registration Statement on Form S-1 filed by SPAC with the Securities and Exchange Commission (the “SEC”) (File No. 333-263123) and declared effective on April 6, 2022 (as amended, the “Registration Statement”) and (ii) federal and state securities laws (the “Permitted Encumbrances”). Except for the Letter Agreement, for which the Sponsor has obtained a waiver pursuant to Section 4.D, the Sponsor is not subject to any agreements, arrangements, options, warrants, calls, rights, commitments or other restrictions relating to the sale, transfer, purchase, redemption or voting of the Purchased Interests.

E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Sponsor of this Agreement or the consummation by the Sponsor of any other transactions contemplated hereby.

F. Regulation D Qualification. Neither the Sponsor nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its issued and outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

G. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Sponsor, threatened against or affecting SPAC, the Sponsor or any of the respective officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

H.   Investment Representations.

(i) Sponsor is acquiring the Scilex Shares, for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Sponsor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Sponsor has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Sponsor understands that the Scilex Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Scilex Shares.

(iv) The Sponsor decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Sponsor has been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Scilex Shares which have been requested by the Sponsor. The Sponsor understands that its investment in the Scilex Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Scilex Shares.

(vi) The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Scilex Shares or the fairness or suitability of the investment in the Scilex Shares by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Scilex Shares.

(vii) The Sponsor understands that: (a) the Scilex Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; neither the Purchaser nor any other person is under any obligation to register the Scilex Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Scilex Shares will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Scilex Shares are issued in book entry form) relating to the foregoing.

(viii) The Sponsor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies such as the Purchaser, is capable of evaluating the merits and risks of an investment in the Scilex Shares and is able to bear the economic risk of an investment in the Scilex Shares in the amount contemplated hereunder for an indefinite period of time. The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Scilex Shares. The Sponsor can afford a complete loss of its investment in the Scilex Shares.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Sponsor to enter into this Agreement and sell the Purchased Interests to the Purchaser, the Purchaser hereby represents and warrants to the Sponsor (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the purchase of the Purchased Interests have been duly authorized by the Purchaser as of each Closing Date. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Purchased Interests, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Purchased Interests are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Sponsor is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Purchased Interests.

(iv) The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of SPAC and materials relating to the offer and sale of the Purchased Interests which have been requested by the Purchaser. The Purchaser has received a copy of, and has read, the Registration Statement. The Purchaser has been afforded the opportunity to ask questions of the manager of the Sponsor. The Purchaser understands that its investment in the Purchased Interests involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Interests.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Interests or the fairness or suitability of the investment in the Purchased Interests by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Interests.

(vii) The Purchaser understands that: (a) the Purchased Interests have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, dated as of April 6, 2022, by and among the SPAC, the Sponsor and the other holder signatories thereto, neither SPAC nor any other person is under any obligation to register the Purchased Interests under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchased Interests will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Purchased Interests are issued in book entry form) relating to the foregoing. The Purchaser further understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. In addition, pursuant to clause (i) of Rule 144 adopted pursuant to the Securities Act, Rule 144 would not be available for resale transactions of the Purchased Interests until the one-year anniversary following consummation of an initial business combination.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies such as the SPAC, is capable of evaluating the merits and risks of an investment in the Purchased Interests and is able to bear the economic risk of an investment in the Purchased Interests in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Purchased Interests. The Purchaser can afford a complete loss of its investment in the Purchased Interests.

(ix) The Purchaser confirms that it understands that the Purchased Interests have the terms and restrictions (including being subject to the lockup and other transfer restrictions) set out in the Registration Statement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to pay the Cash Consideration and deliver the Scilex Shares in consideration for the Purchased Interests are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Sponsor contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Corporate Consents. The Sponsor shall have obtained (i) the written consent of its sole manager, authorizing the execution, delivery and performance of this Agreement, and (ii) the written waiver of US Tiger Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC, as the representatives of the several underwriters to the initial public offering of SPAC in accordance with the applicable provisions of the Letter Agreement, the Underwriting Agreement (as defined in the Registration Statement), and any other agreement to which the Sponsor is a party or which the Purchased Interests are subject, waiving any and all lock-up, transfer or similar restrictions on the sale and transfer of the Purchased Interests so as to allow the transfer of such Purchased Interests to the Purchaser hereunder.

Section 5. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before each Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Payment for Shares. The Purchaser shall have paid the applicable portion of the Purchase Price in full on the applicable Closing Date.

Section 6. Termination. This Agreement (A) shall terminate upon any termination of the Merger Agreement in accordance with its terms and (B) may be terminated at any time by the mutual written consent of the Sponsor and the Purchaser. In the event that this Agreement is terminated prior to the Second Closing Date pursuant to this Section 6, the parties agree that, concurrently with such termination of this Agreement, (i) the Purchased Interests held by the Purchaser shall be returned to the Sponsor free and clear of all liens, claims and encumbrances of any kind (other than any Permitted Encumbrances), together with all rights attaching to them, (ii) the Sponsor shall refund the Cash Consideration in full to the Purchaser by wire transfer of immediately available funds to an account to be designated by the Purchaser, and (iii) the obligation of the Purchaser to issue the Scilex Shares to the Sponsor, as set forth in Section 1.A, shall automatically terminate and be of no force and effect.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof. Any purported assignment of this Agreement or any rights or obligations hereunder in violation of this Section 8.A shall be void.

B. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

C. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

F. Jurisdiction. Any proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding brought pursuant to this Section 8.F.

G. Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH A PROCEEDING MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

H. Publicity. Except as required by law and except with respect to Scilex’s and SPAC’s public filings with the SEC, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their reasonable best efforts to cause a mutually agreeable release or public disclosure to be issued.

I.   Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Sponsor and Purchaser, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

DENALI CAPITAL GLOBAL INVESTMENTS LLC

By:	/s/ Jiandong Xu
Name:	Jiandong (Peter) Xu
Title:	Manager

PURCHASER:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page to Sponsor Interest Purchase Agreement]